Dallas, TX/July 21, 2020
SECOND QUARTER 2020 NET INCOME OF $113 MILLION, OR $0.80 PER SHARE
Loan and Deposit Growth Drove Average Balances to Record Highs
Including $2.6 Billion in Paycheck Protection Program Loans

Credit Quality Remained Solid with Net Charge-offs of 37 basis points
Excluding Energy, Net Charge-offs of 4 basis points
Allowance for Credit Losses Increased to 1.99% of Total Loans

"Today we reported earnings of 80 cents per share," said Curt C. Farmer, Comerica Chairman, President and Chief Executive Officer. "The highlight of the quarter was significant loan and deposit growth, which drove average balances to record highs and partly offset the impact of lower interest rates on net interest income. Overall, credit quality remained solid; however, with the unprecedented, rapid decline in the economy and high level of uncertainty, we prudently increased our credit reserves. Capital levels continued to be strong and we remain focused on maintaining an attractive dividend yield for our shareholders, as our book value per share grew to $53.28.

“We have quickly adapted to the COVID-19 pandemic and are continuing to make adjustments as the crisis evolves. The health and safety of our employees and our customers remains our top priority. Across the bank, our colleagues have continued to ensure that our customers are well taken care of, working tirelessly to provide sound financial advice, credit expertise and payment flexibility where needed. Particularly, I am proud of the tremendous dedication our colleagues have displayed in supporting the Paycheck Protection Program. Through our long history, Comerica has successfully managed through many challenging times. Helping our customers and communities endure stressful situations and achieve long-term success is at the heart of Comerica’s relationship banking strategy.”

(dollar amounts in millions, except per share data)	2nd Qtr '20	1st Qtr '20	2nd Qtr '19
FINANCIAL RESULTS
Net interest income	$471	$513	$603
Provision for credit losses	138	411	44
Noninterest income	247	237	250
Noninterest expenses	440	425	424
Pre-tax income (loss)	140	(86)	385
Provision (benefit) for income taxes	27	(21)	87
Net income (loss)	$113	$(65)	$298
Diluted earnings (losses) per common share	$0.80	$(0.46)	$1.94
Average loans	53,498	49,604	50,963
Average deposits	64,282	56,768	54,995
Net interest margin	2.50%	3.06%	3.66%
Common equity Tier 1 capital ratio (a)	9.97	9.52	10.18
Tier 1 capital ratio (a)	10.56	9.52	10.18
Common equity ratio	8.78	9.70	10.10
Common shareholders' equity per share of common stock	$53.28	$53.24	$48.89
Tangible common equity per share of common stock (b)	48.69	48.65	44.61
(a)Estimated for June 30, 2020; reflects deferral of CECL model impact as calculated per regulatory guidance.
(b)See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Committed to Supporting Customers, Colleagues and Communities
Significant amount of time, effort and resources spent during second quarter 2020 to support stakeholders impacted by the COVID-19 pandemic, including assistance provided through Paycheck Protection Program (PPP) loans.
•Funded $3.9 billion in loans under the PPP, granted payment deferrals for $4.5 billion in loans, primarily commercial, through June 30, 2020, which included $57 million of loans on their second deferral, and waived overdraft, late payment, ATM and other customer fees.
•Supported our colleagues through additional compensation and benefits to those most impacted by the pandemic, as well as awarded bonuses for extraordinary service in support of the PPP process.
•Together with the Comerica Charitable Foundation, pledged $8 million to support business needs and community service organizations that care for and provide critical services to our communities, including a $1 million commitment to the National Business League to help Black-owned small businesses.

Second Quarter 2020 Compared to First Quarter 2020 Overview
Balance sheet items discussed in terms of average balances.
Loans increased $3.9 billion, or 8 percent, to $53.5 billion.
•Reflected a $1.2 billion increase in Mortgage Banker Finance due to seasonality and elevated refinancing activity, as well as growth of $767 million in Corporate Banking, $737 million in general Middle Market, $567 million in Business Banking and $449 million in Commercial Real Estate, partially offset by a $535 million decrease in National Dealer Services.
◦Average PPP loans totaled $2.6 billion, driving the growth in general Middle Market and Business Banking.
•The average yield on loans decreased 93 basis points to 3.26 percent, mostly reflecting the impact of lower interest rates, as the average one-month LIBOR declined by 105 basis points.
Deposits increased $7.5 billion, or 13 percent, to $64.3 billion.
•Growth in nearly every business line, including an increase of $5.9 billion in noninterest-bearing deposits, as customers conserved cash in response to uncertainty, including funds from government stimulus programs such as PPP and consumer economic impact payments.
•The average cost of interest-bearing deposits decreased 50 basis points to 26 basis points, reflecting prudent management of relationship pricing in a lower rate environment.
Net interest income decreased $42 million to $471 million.
•The benefit from higher average loan balances was more than offset by the net impact of lower interest rates.
Provision for credit losses decreased $273 million to $138 million.
•The allowance for credit losses increased $88 million to $1.1 billion, or 1.99 percent of total loans, reflecting the expected impact of the COVID-19 pandemic. Excluding PPP loans, allowance for credit losses totaled 2.15 percent of total loans.
•Net credit-related charge-offs totaled $50 million, or 0.37 percent of average loans.
Noninterest income increased $10 million to $247 million.
•Reflected increases of $9 million in card fees, $8 million in securities trading income and $5 million in deferred compensation asset returns (offset in noninterest expenses), as well as smaller increases in other categories, partially offset by decreases of $7 million in service charges on deposit accounts, $3 million in bank-owned life insurance and $2 million each in fiduciary income and brokerage fees.
◦The increase in card fees was primarily driven by interchange revenue from stimulus payments under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), partially offset by a decrease in merchant and commercial card volumes due to the impact of social distancing restrictions.
Noninterest expenses increased $15 million to $440 million.
•Reflected increases of $7 million in salaries and benefits expense, $5 million in outside processing fee expense and $2 million in software expense.
◦The increase in salaries and benefits expense primarily reflected annual merit increases and the payment of COVID-19-related stipends and hazard pay for colleagues who could not work remotely, as well as a $5 million increase in deferred compensation expense (offset in noninterest income), partially offset by a seasonal decrease in payroll taxes.

Provision for income taxes increased $48 million to $27 million.
Capital position remained solid with a common equity Tier 1 capital ratio of 9.97 percent and a Tier 1 capital ratio of 10.56 percent.
•On May 26, 2020, issued $400 million of 5.625% non-cumulative perpetual preferred stock.
•Returned a total of $98 million to shareholders through dividends.
•Average diluted shares outstanding declined by 1.1 million due to the repurchase of 3.2 million shares of common stock in the first quarter prior to the Corporation's suspension of its repurchase program.

Second Quarter 2020 Compared to Second Quarter 2019 Overview
Balance sheet items discussed in terms of average balances.
Loans increased $2.5 billion, or 5 percent.
•Reflected increases in Mortgage Banker Finance, Commercial Real Estate and Corporate Banking, as well as the addition of $2.6 billion in PPP loans that led to an increase in Business Banking, partially offset by a decrease in National Dealer Services.
•Loan yields declined 174 basis points, consistent with the lower interest rate environment.
Deposits increased $9.3 billion, or 17 percent.
•Included $6.3 billion, or 24 percent, increase in noninterest-bearing deposits.
•Interest-bearing deposit costs declined 68 basis points to 26 basis points, with prudent management of relationship pricing in a lower rate environment.
Net interest income decreased $132 million.
•Reflected the impact of lower short-term rates, partially offset by higher loan volumes.
Provision for credit losses, calculated using the CECL model effective first quarter 2020, increased $94 million.
•Reflected the expected impact of the COVID-19 pandemic, including the economic impacts of social distancing, and sustained pressures on Energy.
Noninterest income decreased $3 million.
•Increases in securities trading income, customer derivative income and card fees were more than offset by decreases in service charges on deposit accounts, commercial lending fees (primarily syndication fees) and smaller decreases in other categories.
Noninterest expenses increased $16 million.
•Reflected increases in salaries and benefits expense as well as software expense, which included an $8 million reclassification from outside processing fee expense due to a change in accounting classification effective first quarter 2020.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	2nd Qtr '20	1st Qtr '20	2nd Qtr '19
Net interest income	$471	$513	$603
Net interest margin	2.50%	3.06%	3.66%
Selected balances:
Total earning assets	$75,989	$67,496	$65,890
Total loans	53,498	49,604	50,963
Total investment securities	12,642	12,331	12,091
Federal Reserve Bank deposits	9,483	5,147	2,479

Total deposits	64,282	56,768	54,995
Total noninterest-bearing deposits	32,686	26,761	26,398
Short-term borrowings	882	157	927
Medium- and long-term debt	7,206	7,324	6,712
Net interest income decreased $42 million, and net interest margin decreased 56 basis points, compared to first quarter 2020.
•Interest income on loans decreased $83 million and reduced net interest margin by 60 basis points, primarily due to the impact of lower short-term rates (-$105 million, -57 basis points) as well as lower nonaccrual interest (-$2 million, -1 basis point), which were partially offset by higher loan balances (+$15 million, -7 basis points), fees (+$7 million, +4 basis points) and other portfolio dynamics (+$2 million, +1 basis point).
•Interest income on short-term investments decreased $15 million and reduced net interest margin by 26 basis points, reflecting lower rates (-$16 million, -9 basis points), partially offset by an increase in lower-yielding deposits with the Federal Reserve Bank (+$1 million, -17 basis points).
•Interest expense on deposits decreased $36 million and improved net interest margin by 19 basis points, due to lower pay rates on deposits.
•Interest expense on debt decreased $20 million and increased net interest margin by 11 basis points, primarily due to lower rates.
The net impact of lower rates, including the change to deposit rates, to the second quarter of 2020 net interest income was a reduction of $67 million and 37 basis points to the net interest margin.

Credit Quality

"Overall, our portfolio performed well in the second quarter, with net charge-offs of 37 basis points and only 4 basis points excluding Energy loans," said Farmer. "Nonperforming assets remained low at 53 basis points, a modest increase over the first quarter. The economy improved through the quarter, including a rise in employment, higher energy prices, and consumer spending has started to come back. However, the economic outlook continues to be uncertain with the unprecedented impacts of the COVID-19 pandemic. Therefore, we prudently increased our credit reserves to 2.15 percent of average loans, excluding PPP loans, and our reserve to nonperforming loans is strong at 3.9 times. The allocation of reserves to Energy loans remains above 10 percent. We continue to work closely with our customers, carefully reviewing current and projected financial performance, providing assistance as warranted, and adjusting risk ratings as appropriate, which is reflected in the increase in criticized loans."

(dollar amounts in millions)	2nd Qtr '20	1st Qtr '20	2nd Qtr '19
Credit-related charge-offs	$57	$89	$44
Recoveries	7	5	11
Net credit-related charge-offs	50	84	33
Net credit-related charge-offs/Average total loans	0.37%	0.68%	0.26%
Provision for credit losses	$138	$411	$44

Nonperforming loans	271	239	230
Nonperforming assets (NPAs)	282	250	233
NPAs/Total loans and foreclosed property	0.53%	0.47%	0.45%
Loans past due 90 days or more and still accruing	$41	$64	$17
Allowance for loan losses	1,007	916	657
Allowance for credit losses on lending-related commitments (a)	59	62	31
Total allowance for credit losses	1,066	978	688
Allowance for loan losses/Period-end total loans	1.88%	1.71%	1.27%
Allowance for loan losses/Period-end total loans excluding PPP loans	2.03	n/a	n/a
Allowance for credit losses/Period-end total loans	1.99	1.83	1.33
Allowance for credit losses/Period-end total loans excluding PPP loans	2.15	n/a	n/a
Allowance for credit losses/Nonperforming loans	3.9x	4.1x	3.0x
(a) Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.
n/a - not applicable

•The allowance for credit losses increased $88 million to $1.1 billion, or 1.99 percent of total loans, reflecting the expected impact of the COVID-19 pandemic, including the economic impacts of social distancing, and sustained pressures on Energy. Excluding PPP loans, which are guaranteed by the Small Business Administration, allowance for credit losses totaled 2.15 percent of total loans.
◦Energy loans totaled $2.1 billion, or 4 percent of total loans at June 30, 2020. The allocation of reserves for Energy loans remained over 10 percent.
•Criticized loans increased $922 million to $3.4 billion, or 6 percent of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦Criticized Energy loans increased $348 million to $841 million, or 25 percent of total criticized loans; 40 percent of Energy loans are criticized.
◦General Middle Market criticized loans increased $519 million; 14 percent of general Middle Market loans are criticized.
•Net charge-offs were $50 million, or 0.37 percent of average loans.
◦Energy net charge-offs were $45 million compared to $67 million in first quarter 2020. Excluding Energy, net charge-offs totaled $5 million, or 0.04 percent of average loans.

•Nonperforming assets increased $32 million to $282 million. Nonperforming assets as a percentage of total loans and foreclosed property increased to 0.53 percent compared to 0.47 percent in first quarter 2020.
◦Nonperforming Energy loans increased $37 million to $102 million.

Outlook for Third Quarter 2020 Compared to Second Quarter 2020
Based on management expectations for recessionary conditions:
•Decline in average loans reflects lending to small businesses with a full quarter benefit of PPP, more than offset by decreases in Mortgage Banker Finance, Large Corporate and National Dealer Services.
•Average deposits relatively stable as customers utilize economic stimulus proceeds.
•Decrease in net interest income resulting from a $10 million to $15 million net impact of lower interest rates (assumes 1-month LIBOR of 17 basis points and deposit cost of 20 basis points) and lower loan balances, offset by lower wholesale debt and one additional day.
•Provision for credit losses reflective of economic environment, including the effects resulting from the duration and severity of the COVID-19 pandemic.
•Decline in noninterest income due to reduced card fees related to transaction activity and lower market-based investment banking and derivative fees, partially offset by higher service charges on deposit accounts due to increased activity. Higher securities trading income and deferred compensation levels in second quarter 2020 not expected to repeat.
•Increase in noninterest expenses, reflecting technology and occupancy projects, as well as higher charitable contributions and seasonal impacts of marketing and staff insurance expenses, mostly offset by continued expense discipline and reduction in COVID-19-related costs.
•Capital reflects declaration of first preferred stock dividend and a focus on supporting customers' financing needs, as well as maintaining an attractive common dividend.

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at June 30, 2020. A discussion of business segment and geographic market year-to-date results will be included in Comerica's Second Quarter 2020 Form 10-Q.

Conference Call and Webcast
Comerica will host a conference call to review second quarter 2020 financial results at 7 a.m. CT Tuesday, July 21, 2020. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 3854013). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Commercial Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); financial reporting risks (changes in accounting standards and the critical nature of Comerica's accounting policies); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; impacts from the COVID-19 global pandemic; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2019 and "Item 1A. Risk Factors" beginning on page 60 of Comerica's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Wendy Bridges	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Louis H. Mora	Amanda Perkins
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2020	2020	2019	2020	2019
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings (losses) per common share	$0.80	$(0.46)	$1.94	$0.34	$4.06
Cash dividends declared	0.68	0.68	0.67	1.36	1.34
Average diluted shares (in thousands)	139,453	140,554	153,189	140,529	156,351
PERFORMANCE RATIOS
Return on average common shareholders' equity	6.09%	(3.49)%	16.41%	1.30%	17.43%
Return on average assets	0.55	(0.35)	1.68	0.12	1.82
Efficiency ratio (a)	61.14	56.57	49.65	58.80	50.23
CAPITAL
Common equity tier 1 capital (b), (c)	$6,698	$6,654	$7,060
Tier 1 capital (b), (c)	7,093	6,654	7,060
Risk-weighted assets (b)	67,156	69,874	69,371
Common equity tier 1 capital ratio (b), (c)	9.97%	9.52%	10.18%
Tier 1 capital ratio (b), (c)	10.56	9.52	10.18
Total capital ratio (b)	12.93	11.85	12.17
Leverage ratio (b)	8.76	9.12	9.90
Common shareholders' equity per share of common stock	$53.28	$53.24	$48.89
Tangible common equity per share of common stock (c)	48.69	48.65	44.61
Common equity ratio	8.78%	9.70%	10.10%
Tangible common equity ratio (c)	8.08	8.93	9.30
AVERAGE BALANCES
Commercial loans	$33,944	$30,697	$32,607	$32,321	$32,037
Real estate construction loans	3,887	3,564	3,319	3,725	3,279
Commercial mortgage loans	9,800	9,638	9,060	9,719	9,028
Lease financing	592	582	546	587	533
International loans	1,137	1,004	1,025	1,071	1,019
Residential mortgage loans	1,895	1,855	1,943	1,875	1,954
Consumer loans	2,243	2,264	2,463	2,253	2,473
Total loans	53,498	49,604	50,963	51,551	50,323
Earning assets	75,989	67,496	65,890	71,742	65,257
Total assets	81,644	73,265	71,252	77,454	70,515
Noninterest-bearing deposits	32,686	26,761	26,398	29,723	26,634
Interest-bearing deposits	31,596	30,007	28,597	30,801	27,864
Total deposits	64,282	56,768	54,995	60,524	54,498
Common shareholders' equity	7,436	7,438	7,285	7,437	7,371
Total shareholders' equity	7,592	7,438	7,285	7,515	7,371
NET INTEREST INCOME
Net interest income	$471	$513	$603	$984	$1,209
Net interest margin	2.50%	3.06%	3.66%	2.77%	3.73%
CREDIT QUALITY
Nonperforming assets	$282	$250	$233
Loans past due 90 days or more and still accruing	41	64	17
Net credit-related charge-offs	50	84	33	$134	$44
Allowance for loan losses	1,007	916	657
Allowance for credit losses on lending-related commitments	59	62	31
Total allowance for credit losses (d)	1,066	978	688
Allowance for credit losses as a percentage of total loans	1.99%	1.83%	1.33%
Net credit-related charge-offs as a percentage of average total loans	0.37	0.68	0.26	0.52%	0.17%
Nonperforming assets as a percentage of total loans and foreclosed property	0.53	0.47	0.45
Allowance for credit losses as a multiple of total nonperforming loans	3.9x	4.1x	3.0x
OTHER KEY INFORMATION
Number of banking centers	434	436	436
Number of employees - full time equivalent	7,777	7,753	7,693
(a) Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
(b) Estimated for June 30, 2020, reflects deferral of CECL model impact as calculated per regulatory guidance.
(c) See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.
(d) Allowance for credit losses for June 30, 2020 and March 31, 2020 calculated using the CECL model effective first quarter 2020.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2020	2020	2019	2019
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,048	$848	$973	$1,029
Interest-bearing deposits with banks	12,263	4,007	4,845	2,552
Other short-term investments	153	138	155	140
Investment securities available-for-sale	12,759	13,041	12,398	12,338
Commercial loans	33,826	34,249	31,473	33,326
Real estate construction loans	3,952	3,756	3,455	3,292
Commercial mortgage loans	9,925	9,698	9,559	9,217
Lease financing	589	584	588	575
International loans	1,104	1,035	1,009	1,024
Residential mortgage loans	1,886	1,821	1,845	1,924
Consumer loans	2,164	2,315	2,440	2,443
Total loans	53,446	53,458	50,369	51,801
Less allowance for loan losses	(1,007)	(916)	(637)	(657)
Net loans	52,439	52,542	49,732	51,144
Premises and equipment	450	454	457	470
Accrued income and other assets	5,285	5,307	4,842	4,864
Total assets	$84,397	$76,337	$73,402	$72,537
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$35,582	$27,646	$27,382	$27,001
Money market and interest-bearing checking deposits	26,895	24,475	24,527	22,195
Savings deposits	2,500	2,258	2,184	2,162
Customer certificates of deposit	2,656	2,958	2,978	2,441
Other time deposits	—	—	133	1,726
Foreign office time deposits	87	29	91	12
Total interest-bearing deposits	32,138	29,720	29,913	28,536
Total deposits	67,720	57,366	57,295	55,537
Short-term borrowings	752	2,263	71	1,733
Accrued expenses and other liabilities	1,602	1,872	1,440	1,386
Medium- and long-term debt	6,521	7,434	7,269	6,558
Total liabilities	76,595	68,935	66,075	65,214
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $1,000 liquidation value per share:
Authorized - 4,000 shares
Issued - 4,000 shares at 6/30/20	395	—	—	—
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,173	2,168	2,174	2,168
Accumulated other comprehensive income (loss)	158	174	(235)	(382)
Retained earnings	9,404	9,389	9,538	9,176
Less cost of common stock in treasury - 89,124,560 shares at 6/30/20, 89,127,359 shares at 3/31/20, 86,069,234 shares at 12/31/19 and 78,367,534 shares at 6/30/19	(5,469)	(5,470)	(5,291)	(4,780)
Total shareholders' equity	7,802	7,402	7,327	7,323
Total liabilities and shareholders' equity	$84,397	$76,337	$73,402	$72,537

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2020	2019	2020	2019
INTEREST INCOME
Interest and fees on loans	$434	$635	$951	$1,256
Interest on investment securities	74	75	148	147
Interest on short-term investments	3	17	21	34
Total interest income	511	727	1,120	1,437
INTEREST EXPENSE
Interest on deposits	20	67	76	119
Interest on short-term borrowings	1	6	1	7
Interest on medium- and long-term debt	19	51	59	102
Total interest expense	40	124	136	228
Net interest income	471	603	984	1,209
Provision for credit losses	138	44	549	31
Net interest income after provision for credit losses	333	559	435	1,178
NONINTEREST INCOME
Card fees	68	65	127	128
Fiduciary income	52	52	106	101
Service charges on deposit accounts	42	51	91	102
Commercial lending fees	17	21	34	43
Foreign exchange income	9	11	20	22
Bank-owned life insurance	9	11	21	20
Letter of credit fees	9	10	18	19
Brokerage fees	5	7	12	14
Net securities gains (losses)	1	—	—	(8)
Other noninterest income	35	22	55	47
Total noninterest income	247	250	484	488
NONINTEREST EXPENSES
Salaries and benefits expense	249	245	491	510
Outside processing fee expense	62	65	119	128
Occupancy expense	37	37	74	74
Software expense	39	28	76	57
Equipment expense	12	12	24	24
Advertising expense	8	9	15	14
FDIC insurance expense	8	6	16	11
Other noninterest expenses	25	22	50	39
Total noninterest expenses	440	424	865	857
Income before income taxes	140	385	54	809
Provision for income taxes	27	87	6	172
NET INCOME	113	298	48	637
Less income allocated to participating securities	1	1	1	3
Net income attributable to common shares	$112	$297	$47	$634
Earnings per common share:
Basic	$0.81	$1.95	$0.34	$4.10
Diluted	0.80	1.94	0.34	4.06
Comprehensive income	97	429	441	864
Cash dividends declared on common stock	98	100	192	205
Cash dividends declared per common share	0.68	0.67	1.36	1.34

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2020 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2020		Second Quarter 2019
(in millions, except per share data)	2020	2020	2019	2019	2019	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$434	$517	$564	$619	$635	$(83)	(16)%	$(201)	(32)%
Interest on investment securities	74	74	75	75	75	—	—	(1)	(1)
Interest on short-term investments	3	18	20	17	17	(15)	(85)	(14)	(83)
Total interest income	511	609	659	711	727	(98)	(16)	(216)	(30)
INTEREST EXPENSE
Interest on deposits	20	56	70	73	67	(36)	(64)	(47)	(70)
Interest on short-term borrowings	1	—	—	2	6	1	74	(5)	(90)
Interest on medium- and long-term debt	19	40	45	50	51	(21)	(50)	(32)	(62)
Total interest expense	40	96	115	125	124	(56)	(58)	(84)	(67)
Net interest income	471	513	544	586	603	(42)	(8)	(132)	(22)
Provision for credit losses	138	411	8	35	44	(273)	(66)	94	n/m
Net interest income after provision for credit losses	333	102	536	551	559	231	n/m	(226)	(41)
NONINTEREST INCOME
Card fees	68	59	62	67	65	9	17	3	5
Fiduciary income	52	54	52	53	52	(2)	(4)	—	—
Service charges on deposit accounts	42	49	50	51	51	(7)	(13)	(9)	(18)
Commercial lending fees	17	17	25	23	21	—	—	(4)	(21)
Foreign exchange income	9	11	11	11	11	(2)	(18)	(2)	(19)
Bank-owned life insurance	9	12	10	11	11	(3)	(18)	(2)	(8)
Letter of credit fees	9	9	9	10	10	—	—	(1)	(7)
Brokerage fees	5	7	7	7	7	(2)	(25)	(2)	(25)
Net securities gains (losses)	1	(1)	1	—	—	2	n/m	1	84
Other noninterest income	35	20	39	23	22	15	72	13	54
Total noninterest income	247	237	266	256	250	10	4	(3)	(1)
NONINTEREST EXPENSES
Salaries and benefits expense	249	242	257	253	245	7	3	4	2
Outside processing fee expense	62	57	70	66	65	5	7	(3)	(6)
Occupancy expense	37	37	41	39	37	—	—	—	—
Software expense	39	37	30	30	28	2	3	11	36
Equipment expense	12	12	13	13	12	—	—	—	—
Advertising expense	8	7	10	10	9	1	6	(1)	(12)
FDIC insurance expense	8	8	6	6	6	—	—	2	38
Other noninterest expenses	25	25	24	18	22	—	—	3	17
Total noninterest expenses	440	425	451	435	424	15	3	16	4
Income (loss) before income taxes	140	(86)	351	372	385	226	n/m	(245)	(64)
Provision (benefit) for income taxes	27	(21)	82	80	87	48	n/m	(60)	(68)
NET INCOME (LOSS)	113	(65)	269	292	298	178	n/m	(185)	(62)
Less income allocated to participating securities	1	—	2	2	1	1	19	—	—
Net income (loss) attributable to common shares	$112	$(65)	$267	$290	$297	$177	n/m	$(185)	(62)%
Earnings (losses) per common share:
Basic	$0.81	$(0.46)	$1.87	$1.98	$1.95	$1.27	n/m	$(1.14)	(59)%
Diluted	0.80	(0.46)	1.85	1.96	1.94	1.26	n/m	(1.14)	(58)
Comprehensive income	97	344	370	338	429	(247)	(72)	(332)	(77)
Cash dividends declared on common stock	98	94	96	97	100	4	4	(2)	(2)
Cash dividends declared per common share	0.68	0.68	0.67	0.67	0.67	—	—	0.01	1
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2020		2019
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance at beginning of period:
Allowance for loan losses	$916	$637	$652	$657	$647
Allowance for credit losses on lending-related commitments	62	31	29	31	30
Allowance for credit losses	978	668	681	688	677
Cumulative effect of change in accounting principle	—	(17)	—	—	—
Loan charge-offs:
Commercial	55	87	24	59	42
Commercial mortgage	1	—	2	—	—
International	—	—	—	—	1
Residential mortgage	—	—	—	1	—
Consumer	1	2	1	1	1
Total loan charge-offs	57	89	27	61	44
Recoveries on loans previously charged-off:
Commercial	5	3	3	17	7
Commercial mortgage	1	2	1	—	3
International	—	—	1	—	—
Residential mortgage	—	—	—	1	—
Consumer	1	—	1	1	1
Total recoveries	7	5	6	19	11
Net loan charge-offs	50	84	21	42	33
Provision for credit losses:
Provision for loan losses	141	380	6	37	43
Provision for credit losses on lending-related commitments	(3)	31	2	(2)	1
Provision for credit losses	138	411	8	35	44
Balance at end of period:
Allowance for loan losses	1,007	916	637	652	657
Allowance for credit losses on lending-related commitments	59	62	31	29	31
Allowance for credit losses	$1,066	$978	$668	$681	$688
Allowance for loan losses as a percentage of total loans	1.88%	1.71%	1.27%	1.27%	1.27%
Allowance for loan losses as a percentage of total loans excluding PPP loans	2.03	n/a	n/a	n/a	n/a
Allowance for credit losses as a percentage of total loans	1.99	1.83	1.33	1.32	1.33
Allowance for credit losses as a percentage of total loans excluding PPP loans	2.15	n/a	n/a	n/a	n/a
Net loan charge-offs as a percentage of average total loans	0.37	0.68	0.16	0.33	0.26
n/a - not applicable

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2020		2019
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$200	$173	$148	$152	$155
Commercial mortgage	21	19	14	13	12
Lease financing	1	1	—	—	1
International	—	—	—	2	3
Total nonaccrual business loans	222	193	162	167	171
Retail loans:
Residential mortgage	24	20	20	36	35
Consumer:
Home equity	21	22	17	17	18
Total nonaccrual retail loans	45	42	37	53	53
Total nonaccrual loans	267	235	199	220	224
Reduced-rate loans	4	4	5	6	6
Total nonperforming loans	271	239	204	226	230
Foreclosed property	11	11	11	3	3
Total nonperforming assets	$282	$250	$215	$229	$233
Nonperforming loans as a percentage of total loans	0.51%	0.45%	0.40%	0.44%	0.44%
Nonperforming assets as a percentage of total loans and foreclosed property	0.53	0.47	0.43	0.44	0.45
Allowance for credit losses as a multiple of total nonperforming loans	3.9x	4.1x	3.3x	3.0x	3.0x
Loans past due 90 days or more and still accruing	$41	$64	$26	$31	$17
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$235	$199	$220	$224	$191
Loans transferred to nonaccrual (a)	96	137	48	85	93
Nonaccrual loan gross charge-offs	(57)	(89)	(27)	(61)	(44)
Loans transferred to accrual status (a)	—	—	(7)	—	—
Nonaccrual loans sold	—	—	(10)	—	(5)
Payments/Other (b)	(7)	(12)	(25)	(28)	(11)
Nonaccrual loans at end of period	$267	$235	$199	$220	$224
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2020			June 30, 2019
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (a)	$32,321	$585	3.51%	$32,037	$799	5.04%
Real estate construction loans	3,725	78	4.19	3,279	93	5.74
Commercial mortgage loans	9,719	177	3.66	9,028	230	5.13
Lease financing	587	10	3.49	533	8	3.08
International loans	1,071	21	3.96	1,019	27	5.33
Residential mortgage loans	1,875	34	3.58	1,954	38	3.89
Consumer loans	2,253	46	4.12	2,473	61	5.00
Total loans	51,551	951	3.71	50,323	1,256	5.03

Mortgage-backed securities	9,649	114	2.40	9,275	114	2.43
Other investment securities	2,837	34	2.47	2,748	33	2.40
Total investment securities	12,486	148	2.42	12,023	147	2.42

Interest-bearing deposits with banks	7,558	20	0.55	2,773	33	2.38
Other short-term investments	147	1	0.80	138	1	1.34
Total earning assets	71,742	1,120	3.15	65,257	1,437	4.43

Cash and due from banks	843			912
Allowance for loan losses	(812)			(666)
Accrued income and other assets	5,681			5,012
Total assets	$77,454			$70,515

Money market and interest-bearing checking deposits	$25,486	57	0.45	$22,763	100	0.88
Savings deposits	2,298	—	0.04	2,169	—	0.04
Customer certificates of deposit	2,900	19	1.32	2,258	11	0.96
Other time deposits	35	—	2.00	661	8	2.45
Foreign office time deposits	82	—	0.82	13	—	1.54
Total interest-bearing deposits	30,801	76	0.50	27,864	119	0.86
Short-term borrowings	519	1	0.34	576	7	2.45
Medium- and long-term debt	7,266	59	1.63	6,703	102	3.07
Total interest-bearing sources	38,586	136	0.71	35,143	228	1.30

Noninterest-bearing deposits	29,723			26,634
Accrued expenses and other liabilities	1,630			1,367
Total shareholders' equity	7,515			7,371
Total liabilities and shareholders' equity	$77,454			$70,515

Net interest income/rate spread		$984	2.44		$1,209	3.13

Impact of net noninterest-bearing sources of funds			0.33			0.60
Net interest margin (as a percentage of average earning assets)			2.77%			3.73%
(a)Includes PPP loans with average balance of $1.3 billion, interest income of $14 million and average yield of 2.21% for the six months ended June 30, 2020.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (a)	$33,944	$271	2.99%	$30,697	$314	4.07%	$32,607	$405	5.00%
Real estate construction loans	3,887	35	3.60	3,564	43	4.85	3,319	47	5.74
Commercial mortgage loans	9,800	76	3.12	9,638	101	4.21	9,060	116	5.12
Lease financing	592	5	3.34	582	5	3.63	546	3	2.32
International loans	1,137	10	3.51	1,004	11	4.48	1,025	14	5.30
Residential mortgage loans	1,895	17	3.49	1,855	17	3.67	1,943	19	3.92
Consumer loans	2,243	20	3.62	2,264	26	4.60	2,463	31	5.02
Total loans	53,498	434	3.26	49,604	517	4.19	50,963	635	5.00

Mortgage-backed securities	9,785	57	2.39	9,514	57	2.42	9,326	58	2.45
Other investment securities	2,857	17	2.47	2,817	17	2.48	2,765	17	2.47
Total investment securities	12,642	74	2.41	12,331	74	2.43	12,091	75	2.45

Interest-bearing deposits with banks	9,709	2	0.11	5,407	18	1.34	2,694	16	2.37
Other short-term investments	140	1	0.48	154	—	1.09	142	1	1.34
Total earning assets	75,989	511	2.71	67,496	609	3.64	65,890	727	4.42

Cash and due from banks	848			838			900
Allowance for loan losses	(932)			(693)			(660)
Accrued income and other assets	5,739			5,624			5,122
Total assets	$81,644			$73,265			$71,252

Money market and interest-bearing checking deposits	$26,320	12	0.18	$24,654	45	0.73	$22,913	53	0.93
Savings deposits	2,394	—	0.02	2,202	—	0.06	2,169	—	0.03
Customer certificates of deposit	2,801	8	1.21	2,999	11	1.42	2,346	7	1.10
Other time deposits	—	—	—	70	—	2.00	1,156	7	2.46
Foreign office time deposits	81	—	0.34	82	—	1.30	13	—	1.54
Total interest-bearing deposits	31,596	20	0.26	30,007	56	0.76	28,597	67	0.94
Short-term borrowings	882	1	0.25	157	—	0.82	927	6	2.46
Medium- and long-term debt	7,206	19	1.09	7,324	40	2.15	6,712	51	3.05
Total interest-bearing sources	39,684	40	0.41	37,488	96	1.03	36,236	124	1.37
Noninterest-bearing deposits	32,686			26,761			26,398
Accrued expenses and other liabilities	1,682			1,578			1,333
Total shareholders' equity	7,592			7,438			7,285
Total liabilities and shareholders' equity	$81,644			$73,265			$71,252
Net interest income/rate spread		$471	2.30		$513	2.61		$603	3.05
Impact of net noninterest-bearing sources of funds			0.20			0.45			0.61
Net interest margin (as a percentage of average earning assets)			2.50%			3.06%			3.66%
(a)Includes PPP loans with average balance of $2.6 billion, interest income of $14 million and average yield of 2.21% for the three months ended June 30, 2020.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other			Total
	Preferred	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	Income (Loss)	Earnings	Stock	Equity
BALANCE AT MARCH 31, 2019	$—	155.4	$1,141	$2,159	$(513)	$8,979	$(4,357)	$7,409
Net income	—	—	—	—	—	298	—	298
Other comprehensive income, net of tax	—	—	—	—	131	—	—	131
Cash dividends declared on common stock ($0.67 per share)	—	—	—	—	—	(100)	—	(100)
Purchase of common stock	—	(5.7)	—	—	—	—	(425)	(425)
Net issuance of common stock under employee stock plans	—	0.1	—	1	—	(1)	2	2
Share-based compensation	—	—	—	8	—	—	—	8
BALANCE AT JUNE 30, 2019	$—	149.8	$1,141	$2,168	$(382)	$9,176	$(4,780)	$7,323
BALANCE AT MARCH 31, 2020	$—	139.0	$1,141	$2,168	$174	$9,389	$(5,470)	$7,402
Net income	—	—	—	—	—	113	—	113
Other comprehensive loss, net of tax	—	—	—	—	(16)	—	—	(16)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(98)	—	(98)
Purchase of common stock	—	—	—	—	—	—	1	1
Issuance of preferred stock	395	—	—	—	—	—	—	395
Net issuance of common stock under employee stock plans	—	—	—	1	—	—	—	1
Share-based compensation	—	—	—	4	—	—	—	4
BALANCE AT JUNE 30, 2020	$395	139.0	$1,141	$2,173	$158	$9,404	$(5,469)	$7,802
BALANCE AT DECEMBER 31, 2018	$—	160.1	$1,141	$2,148	$(609)	$8,781	$(3,954)	$7,507
Cumulative effect of change in accounting principle	—	—	—	—	—	(14)	—	(14)
Net income	—	—	—	—	—	637	—	637
Other comprehensive income, net of tax	—	—	—	—	227	—	—	227
Cash dividends declared on common stock ($1.34 per share)	—	—	—	—	—	(205)	—	(205)
Purchase of common stock	—	(10.9)	—	—	—	—	(859)	(859)
Net issuance of common stock under employee stock plans	—	0.6	—	(12)	—	(23)	33	(2)
Share-based compensation	—	—	—	32	—	—	—	32
BALANCE AT JUNE 30, 2019	$—	149.8	$1,141	$2,168	$(382)	$9,176	$(4,780)	$7,323
BALANCE AT DECEMBER 31, 2019	$—	142.1	$1,141	$2,174	$(235)	$9,538	$(5,291)	$7,327
Cumulative effect of change in accounting principle	—	—	—	—	—	13	—	13
Net income	—	—	—	—	—	48	—	48
Other comprehensive income, net of tax	—	—	—	—	393	—	—	393
Cash dividends declared on common stock ($1.36 per share)	—	—	—	—	—	(192)	—	(192)
Purchase of common stock	—	(3.4)	—	—	—	—	(194)	(194)
Issuance of preferred stock	395	—	—	—	—	—	—	395
Net issuance of common stock under employee stock plans	—	0.3	—	(13)	—	(3)	16	—
Share-based compensation	—	—	—	12	—	—	—	12
BALANCE AT JUNE 30, 2020	$395	139.0	$1,141	$2,173	$158	$9,404	$(5,469)	$7,802

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended June 30, 2020	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$402	$120	$40	$(95)	$4	$471
Provision for credit losses	117	5	16	—	—	138
Noninterest income	144	24	66	11	2	247
Noninterest expenses	207	155	73	1	4	440
Provision (benefit) for income taxes	47	(4)	3	(20)	1	27
Net income (loss)	$175	$(12)	$14	$(65)	$1	$113
Net credit-related charge-offs	$48	$1	$1	$—	$—	$50

Selected average balances:
Assets	$47,392	$3,306	$5,191	$14,500	$11,255	$81,644
Loans	45,914	2,479	5,077	—	28	53,498
Deposits	36,318	22,647	4,217	950	150	64,282

Statistical data:
Return on average assets (a)	1.49%	(0.21)%	1.00%	n/m	n/m	0.55%
Efficiency ratio (b)	37.67	107.15	69.86	n/m	n/m	61.14

	Commercial	Retail	Wealth
Three Months Ended March 31, 2020	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$380	$125	$41	$(44)	$11	$513
Provision for credit losses	396	3	12	—	—	411
Noninterest income	127	28	70	14	(2)	237
Noninterest expenses	194	149	72	—	10	425
(Benefit) provision for income taxes	(20)	—	6	(8)	1	(21)
Net (loss) income	$(63)	$1	$21	$(22)	$(2)	$(65)
Net credit-related charge-offs	$83	$1	$—	$—	$—	$84

Selected average balances:
Assets	$44,254	$2,864	$5,078	$14,285	$6,784	$73,265
Loans	42,593	2,075	4,936	—	—	49,604
Deposits	30,230	21,195	4,025	1,136	182	56,768

Statistical data:
Return on average assets (a)	(0.58)%	0.03%	1.69%	n/m	n/m	(0.35)%
Efficiency ratio (b)	38.47	96.03	64.28	n/m	n/m	56.57

	Commercial	Retail	Wealth
Three Months Ended June 30, 2019	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$420	$146	$46	$(23)	$14	$603
Provision for credit losses	52	1	(5)	—	(4)	44
Noninterest income	136	33	68	13	—	250
Noninterest expenses	195	147	67	—	15	424
Provision (benefit) for income taxes	71	7	13	(4)	—	87
Net income (loss)	$238	$24	$39	$(6)	$3	$298
Net credit-related charge-offs (recoveries)	$35	$—	$(2)	$—	$—	$33

Selected average balances:
Assets	$45,321	$2,839	$5,071	$13,907	$4,114	$71,252
Loans	43,932	2,107	4,930	—	(6)	50,963
Deposits	28,251	20,649	3,740	2,174	181	54,995

Statistical data:
Return on average assets (a)	2.11%	0.44%	3.10%	n/m	n/m	1.68%
Efficiency ratio (b)	34.98	82.26	58.99	n/m	n/m	49.65
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
n/m - not meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended June 30, 2020	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$159	$176	$116	$111	$(91)	$471
Provision for credit losses	40	51	31	16	—	138
Noninterest income	64	36	30	104	13	247
Noninterest expenses	139	103	91	102	5	440
Provision (benefit) for income taxes	8	13	4	21	(19)	27
Net income (loss)	$36	$45	$20	$76	$(64)	$113
Net credit-related charge-offs	$—	$4	$46	$—	$—	$50

Selected average balances:
Assets	$13,643	$18,948	$11,597	$11,732	$25,724	$81,644
Loans	13,014	18,663	11,184	10,640	(3)	53,498
Deposits	23,460	18,463	10,209	11,050	1,100	64,282

Statistical data:
Return on average assets (a)	0.59%	0.93%	0.68%	2.53%	n/m	0.55%
Efficiency ratio (b)	62.08	48.61	61.88	47.41	n/m	61.14

				Other	Finance
Three Months Ended March 31, 2020	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$163	$182	$115	$86	$(33)	$513
Provision for credit losses	24	51	290	46	—	411
Noninterest income	72	36	30	87	12	237
Noninterest expenses	140	98	84	93	10	425
Provision (benefit) for income taxes	15	17	(50)	4	(7)	(21)
Net income (loss)	$56	$52	$(179)	$30	$(24)	$(65)
Net credit-related charge-offs	$3	$11	$70	$—	$—	$84

Selected average balances:
Assets	$12,899	$18,377	$11,154	$9,766	$21,069	$73,265
Loans	12,191	18,027	10,566	8,820	—	49,604
Deposits	20,748	17,466	9,204	8,032	1,318	56,768

Statistical data:
Return on average assets (a)	1.05%	1.12%	(6.45)%	1.24%	n/m	(0.35)%
Efficiency ratio (b)	58.91	44.99	58.25	53.76	n/m	56.57

				Other	Finance
Three Months Ended June 30, 2019	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$186	$208	$124	$94	$(9)	$603
Provision for credit losses	(10)	(4)	49	13	(4)	44
Noninterest income	72	40	34	91	13	250
Noninterest expenses	134	99	84	92	15	424
Provision (benefit) for income taxes	30	39	6	16	(4)	87
Net income (loss)	$104	$114	$19	$64	$(3)	$298
Net credit-related charge-offs	$—	$7	$26	$—	$—	$33

Selected average balances:
Assets	$13,239	$19,108	$11,342	$9,542	$18,021	$71,252
Loans	12,704	18,806	10,684	8,775	(6)	50,963
Deposits	19,816	16,314	8,668	7,842	2,355	54,995

Statistical data:
Return on average assets (a)	2.01%	2.38%	0.69%	2.75%	n/m	1.68%
Efficiency ratio (b)	52.04	40.07	52.86	49.36	n/m	49.65
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	June 30,	March 31,	June 30,
(dollar amounts in millions)	2020	2020	2019
Common Equity Tier 1 Capital (a):
Tier 1 capital	$7,093	$6,654	$7,060
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	395	—	—
Common equity tier 1 capital	$6,698	$6,654	$7,060
Risk-weighted assets	$67,156	$69,874	$69,371
Tier 1 capital ratio	10.56%	9.52%	10.18%
Common equity tier 1 capital ratio	9.97%	9.52%	10.18%
Tangible Common Equity:
Total shareholders' equity	$7,802	$7,402	$7,323
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	395	—	—
Goodwill	635	635	635
Other intangible assets	3	3	4
Tangible common equity	$6,769	$6,764	$6,684
Total assets	$84,397	$76,337	$72,537
Less:
Goodwill	635	635	635
Other intangible assets	3	3	4
Tangible assets	$83,759	$75,699	$71,898
Common equity ratio	8.78%	9.70%	10.10%
Tangible common equity ratio	8.08	8.93	9.30
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,407	$7,402	$7,323
Tangible common equity	6,769	6,764	6,684
Shares of common stock outstanding (in millions)	139	139	150
Common shareholders' equity per share of common stock	$53.28	$53.24	$48.89
Tangible common equity per share of common stock	48.69	48.65	44.61
(a)Tier 1 capital as defined by regulation; estimated for June 30, 2020, reflects deferral of CECL model impact.